Exhibit 3.21

AMENDMENT NO. 1 TO WARRANT TO PURCHASE SHARES

This Amendment No. 1 to Warrant To Purchase Shares dated as of December 21, 2017 (this “Amendment”) is entered into by and among PogoTec, Inc., a Delaware corporation (the “Company”), and the persons and entities delivering a signature page hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, certain investors entered into the Warrant Issuance Agreement dated June 14, 2017 (the “Warrant Issuance Agreement”) with the Company, provided consideration therefore, and were issued warrants thereunder (the “Group 2 Warrants”);

WHEREAS, the Company and the Investors desire to amend such Group 2 Warrants so that the exercise period of the Group 2 Warrants shall be deemed to have commenced as of the date of the original issuance instead of commencing two years after the date of the original issuance;

WHEREAS, pursuant to Section 20 of the Group 2 Warrants, the Group 2 Warrants can be amended by a written instrument signed by the Company and the holders of a majority of the shares of capital stock issuable under all warrants issued pursuant to the Warrant Issuance Agreement; and

WHEREAS, the undersigned Investors represent the holders of a majority of the shares of capital stock issuable under all warrants issued pursuant to the Warrant Issuance Agreement.

NOW THEREFORE, IT IS HEREBY RESOLVED, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Group 2 Warrants as follows:

1. Paragraph 2(b) of each of the Group 2 Warrants, is hereby amended and restated in its entirety to read as follows: “Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date that the Warrant is executed and issued by the Company and will terminate in accordance with Section 15 hereof.”

2. Except as so amended by this Amendment, the Group 2 Warrants are not amended or modified in any way.

3. This Amendment may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Warrant to Purchase Shares as of the date first written above.

PogoTec, Inc.
a Delaware corporation

/s/ Brendan Sheil
Brendan Sheil
President and CEO

[Signature page to Amendment to Warrant to Purchase Shares]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Warrant to Purchase Shares as of the date first written above.

Investor

(Entity Name, if applicable)

/s/ John H. McDougall, O.D.
(Signature)

John H. McDougall, O.D.
(Print Name)

(Title, if signing for an entity)

[Signature page to Amendment to Warrant to Purchase Shares]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Warrant to Purchase Shares as of the date first written above.

Investor

Fly High Eyes, LLC
(Entity Name, if applicable)

/s/ Kurt Weir
(Signature)

Kurt Weir
(Print Name)

M.D.
(Title, if signing for an entity)

[Signature page to Amendment to Warrant to Purchase Shares]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Warrant to Purchase Shares as of the date first written above.

Investor

(Entity Name, if applicable)

/s/ Ronald D. Blum
(Signature)

Ronald D. Blum
(Print Name)

(Title, if signing for an entity)

[Signature page to Amendment to Warrant to Purchase Shares]